UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2021

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 19, 2021.  The voting results on the proposals considered at the annual meeting are set forth below:

1.	Elect 11 directors.

	For	Withheld	Broker Non-Votes
Carl H. Lindner III	72,510,261	2,074,360	3,409,311
S. Craig Lindner	72,516,032	2,068,589	3,409,311
John B. Berding	69,598,280	4,986,341	3,409,311
Virginia C. Drosos	73,045,753	1,538,868	3,409,311
James E. Evans	65,972,074	8,612,547	3,409,311
Terry S. Jacobs	69,430,473	5,154,148	3,409,311
Gregory G. Joseph	72,724,802	1,859,819	3,409,311
Mary Beth Martin	72,493,202	2,091,419	3,409,311
Evans N. Nwankwo	73,999,994	584,627	3,409,311
William W. Verity	67,367,358	7,217,263	3,409,311
John I. Von Lehman	72,243,218	2,341,403	3,409,311

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

For	Against	Abstain
76,425,980	1,528,892	39,060

3.	Approve, on an advisory basis, compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
70,134,632	4,260,685	189,304	3,409,311

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: May 21, 2021	By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President